UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On December 14, 2005, Red Robin Gourmet Burgers, Inc. entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the registrant, Red Robin International, Inc., the domestic subsidiaries of the borrower from time to time parties thereto, the lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank of America, N.A. and KeyBank National Association, as Documentation Agents, and Wachovia Capital Markets, LLC, as Lead Arranger, to obtain extensions of credit and commitments aggregating $200 million. The Credit Agreement also allows the registrant an option to increase the credit facility, subject to lender participation, by up to an additional $40 million in the future. The Credit Agreement amends and restates the Credit Agreement, dated as of May 20, 2003, which provided for the making of loans by the lenders named therein in an aggregate principal amount not to exceed $85 million.

Red Robin International, Inc. is the borrower under the Credit Agreement and certain of its subsidiaries and the registrant are guarantors of borrower’s obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of the assets of the borrower and the guarantors, including the registrant. The maturity date of the Credit Agreement is December 14, 2010. Borrowings under the Credit Agreement are available to the borrower to finance restaurant construction and related costs, refinance certain existing debt, provide for working capital and general corporate requirements and to finance potential acquisitions relating to the purchase of franchise restaurants.

The Credit Agreement requires the registrant to meet certain financial tests, including a leverage ratio (as defined in the Credit Agreement) of less than or equal to 2.5 to 1.0 and a fixed charge coverage ratio (as defined in the Credit Agreement) of greater than or equal to 1.25 to 1.0. The Credit Agreement also contains additional covenants which, among other things, require the registrant to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit the registrant’s ability to (or to permit any subsidiaries to), subject to various exceptions and limitations, (i) merge with other companies, (ii) create liens on its property; (iii) incur additional indebtedness or off-balance sheet obligations; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) enter into sale leaseback transaction; (vi) pay dividends or make certain other restricted payments; (vii) make certain investments; (viii) sell its assets and (ix) make acquisitions.

A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and a copy of the Amended and Restated Security Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

ITEM 8.01	Other Events

On December 14, 2005, the registrant issued a press release announcing the closing of the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements And Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of December 14, 2005, among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc., the domestic subsidiaries of the borrower from time to time parties thereto, the lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank of America, N.A. and KeyBank National Association, as Documentation Agents, and Wachovia Capital Markets, LLC, as Lead Arranger.

10.2	Amended and Restated Security Agreement, dated as of December 14, 2005, among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc., the domestic subsidiaries of the borrower from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Red Robin Gourmet Burgers, Inc., Press Release dated December 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2005

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Katherine L. Scherping
Name: Katherine L. Scherping Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of December 14, 2005, among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc., the domestic subsidiaries of the borrower from time to time parties thereto, the lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank of America, N.A. and KeyBank National Association, as Documentation Agents, and Wachovia Capital Markets, LLC, as Lead Arranger.

10.2	Amended and Restated Security Agreement, dated as of December 14, 2005, among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc., the domestic subsidiaries of the borrower from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Red Robin Gourmet Burgers, Inc., Press Release dated December 14, 2005.